Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS THIRD QUARTER RESULTS
Solid Performance Led by North America

GREENVILLE, SC -- April 25, 2013 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its third quarter ended March 31, 2013.

Quarter ended March 31, 2013:

Net sales	$683.0	million
Net income	$14.0	million
Diluted EPS	$0.50	per share

“Our North American business units, led by our Communications unit, drove solid quarterly results,” said Mike Baur, CEO, ScanSource, Inc. “However, our International operating performance was disappointing. As a result, we've taken actions to restructure our overall European business for profitable growth. We are lowering our annualized costs by $3.1 million by reducing headcount in our Communications business in Europe and by moving certain back office functions from Brussels to ScanSource headquarters in Greenville, South Carolina.”

For the quarter ended March 31, 2013, net sales decreased 3.5% to $683.0 million, compared with $707.9 million for the quarter ended March 31, 2012. Excluding the translation impact of foreign currencies, net sales decreased 3.0% year-over-year. Operating income decreased to $20.8 million from $21.5 million in the comparable prior year quarter. The effective tax rate increased to 34.0% in the current quarter from 32.3% in the prior year quarter. Net income for the quarter ended March 31, 2013 was $14.0 million, or $0.50 per diluted share, compared with net income of $14.8 million, or $0.53 per diluted share, for the prior year quarter.

Selling, general and administrative expenses for the quarter ended March 31, 2013 included $1.2 million pre-tax ($0.8 million after tax, or $0.03 per diluted share) in restructuring costs associated with the Company's business in Europe. The restructuring included the elimination of positions to set the cost structure in line with current operations.

Forecast for Next Quarter

The Company announced its current expectations for the fourth quarter of fiscal 2013. ScanSource expects that net sales for the quarter ending June 30, 2013 could range from $715 million to $735 million, and diluted earnings per share could be in the range of $0.58 to $0.60 per share.

ScanSource Reports Third Quarter Results

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today, April 25, 2013, at 5:00 p.m. (ET). A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; additional costs and delays in connection with our new ERP system and associated litigation; costs and efficiencies expected to be associated with the Company's pan-European strategy and macroeconomic circumstances that could impact the strategy and business independent of the new structure created by the Company; our ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; and macroeconomic circumstances that could impact our business, such as currency fluctuations, credit market conditions, and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses non-GAAP measures. Management uses return on invested capital (“ROIC”), a non-GAAP measure, as a performance measurement because management believes that this metric best balances the Company's operating results with its asset and liability management. The Company's Board of Directors uses ROIC in evaluating management performance and setting management compensation. The Company also discloses the percentage change in net sales excluding the impact of foreign currency exchange rates to better assess the changes from prior periods.

Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplemental Information table.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, operating from dedicated business units in North America, Latin America and Europe. ScanSource POS & Barcode delivers AIDC (automatic identification and data capture) and POS (point-of-sale) solutions; Catalyst Telecom and ScanSource Communications provide voice, video, data and converged communications equipment; ScanSource Security offers physical security solutions; and ScanSource Services Group delivers value-added support programs and services. Founded in 1992, the company ranks #760 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2013	June 30, 2012*
Assets
Current assets:
Cash and cash equivalents	$93,905	$29,173
Accounts receivable, less allowance of	431,264	470,808
$30,996 at March 31, 2013
$27,349 at June 30, 2012
Inventories	407,093	475,479
Prepaid expenses and other current assets	42,041	41,846
Deferred income taxes	14,687	14,624
Total current assets	988,990	1,031,930
Property and equipment, net	49,008	48,785
Goodwill	53,743	53,885
Other non-current assets, including identifiable intangible assets	66,698	67,206
Total assets	$1,158,439	$1,201,806
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$—	$4,268
Accounts payable	325,658	419,683
Accrued expenses and other current liabilities	68,169	67,776
Current portion of contingent consideration	4,524	4,976
Income taxes payable	2,699	1,698
Total current liabilities	401,050	498,401
Deferred income taxes	2,879	—
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	8,797	11,677
Other long-term liabilities	30,372	33,988
Total liabilities	448,527	549,495
Shareholders' equity:
Common stock	146,975	139,557
Retained earnings	582,421	534,445
Accumulated other comprehensive income (loss)	(19,484)	(21,691)
Total shareholders' equity	709,912	652,311
Total liabilities and shareholders' equity	$1,158,439	$1,201,806

*	Derived from audited financial statements.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2013	2012	2013	2012
Net sales	$682,965	$707,883	$2,164,286	$2,260,827
Cost of goods sold	614,133	638,615	1,947,063	2,032,630
Gross profit	68,832	69,268	217,223	228,197
Operating expenses:
Selling, general and administrative expenses	47,937	46,711	144,392	141,753
Change in fair value of contingent consideration	100	1,072	1,396	1,244
Operating income	20,795	21,485	71,435	85,200
Other expense (income):
Interest expense	102	254	356	1,490
Interest income	(483)	(780)	(1,648)	(2,233)
Other, net	(4)	206	34	3,363
Income before income taxes	21,180	21,805	72,693	82,580
Provision for income taxes	7,202	7,049	24,716	28,077
Net income	$13,978	$14,756	$47,977	$54,503
Per share data:
Weighted-average shares outstanding, basic	27,847	27,489	27,725	27,290
Net income per common share, basic	$0.50	$0.54	$1.73	$2.00

Weighted-average shares outstanding, diluted	28,024	27,926	27,960	27,709
Net income per common share, diluted	$0.50	$0.53	$1.72	$1.97

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geographic Segment:
				Non-GAAP
	Quarter ended March 31,			% Change
	2013	2012	% Change	Excluding FX(a)
North American (U.S. and Canada)	$508,394	$529,845	(4.0)%	(4.0)%
International	174,571	178,038	(1.9)%	0.1%
Consolidated	$682,965	$707,883	(3.5)%	(3.0)%

				Non-GAAP
	Nine months ended March 31,			% Change
	2013	2012	% Change	Excluding FX(a)
North American (U.S. and Canada)	$1,602,193	$1,666,240	(3.8)%	(3.8)%
International	562,093	594,587	(5.5)%	0.9%
Consolidated	$2,164,286	$2,260,827	(4.3)%	(2.6)%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and nine months ended March 31, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter and nine months ended March 31, 2013, respectively. International net sales excluding the translation impact of foreign currencies for the quarter and nine months ended March 31, 2013, as adjusted, totaled $178.1 million and $599.8 million, respectively.

ScanSource Reports Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended March 31,
	2013	2012
Return on invested capital (ROIC), annualized (a)	13.3%	13.5%

Reconciliation of EBITDA to Net Income
Net income (GAAP)	$13,978	$14,756
Plus: Income taxes	7,202	7,049
Plus: Interest expense	102	254
Plus: Depreciation and amortization	2,274	2,754
EBITDA (numerator for ROIC)	$23,556	$24,813

Invested Capital Calculation
Equity - beginning of quarter	$696,960	$616,103
Equity - end of quarter	709,912	642,450
Average equity	703,436	629,277
Average funded debt (b)	15,675	111,247
Invested capital (denominator for ROIC)	$719,111	$740,524

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(b) Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.